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                                                                    EXHIBIT 3.04



                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         FSC SEMICONDUCTOR CORPORATION

                       ---------------------------------

         FSC Semiconductor Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST: That at a duly held meeting of the board of directors of the Corporation held June 24, 1999, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for consideration of said proposed amendment by the stockholders of the Corporation. The resolutions setting forth the amendment are as follows:

         RESOLVED, that it is hereby proposed that Section 1 of the Certificate of Incorporation be amended so that the same section as amended would read as follows:

              1. Name. The name of the Corporation is Fairchild Semiconductor International, Inc.

         RESOLVED, FURTHER, that notwithstanding authorization of the proposed amendment by the stockholders of the Corporation, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware, the board of directors of the Corporation may abandon such proposed amendment without further action by the stockholders.

     SECOND: That thereafter, pursuant to the resolution of the board of directors, the proposed amendment was approved by the stockholders of the Corporation by written consent dated June 25, 1999.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by Daniel E. Boxer, its Executive Vice President and Secretary, this 28th day of June, 1999.



                                      By: /s/ Daniel E. Boxer
                                         --------------------------------------
                                         Daniel E. Boxer
                                         Executive Vice President and Secretary